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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 14, 2003, with respect to the consolidated financial statements of Brand Intermediate Holdings, Inc. (the Company) included in Post-Effective Amendment No. 2 on Form S-1 to the Registration Statement (Form S-4 No. 333-102511) and related prospectus of Brand Services, Inc. for the registration of the Company's $150,000,000, 12 percent Senior Subordinated Notes due 2012.




/s/ Ernst & Young LLP

St. Louis, Missouri
December 5, 2003